Jewell & Langsdale
_____________________________________________________________________________________________________________________
Certified Public Accountants
1615 Bonanza St., Suite 209, Walnut Creek, CA 94596-4530 * Telephone (925) 935-1028, Fax (925) 935-1029

Irene T. Jewell, C.P.A.                        Wilbur M. Parker, (1923-1992)
Gary R. Langsdale C.P.A.

July 15, 2003

Board of Directors and Shareowners
California News Tech

Dear Directors and Shareowners:

We consent to the inclusion of a copy of California News Tech financial statements for the years ended December 31, 2002 and 2001, including our firm’s audit report thereon, with the Form SB-2, Registration Statement Under the Securities Act of 1933, that will be filed with the U.S. Securities and Exchange Commission.
                            Sincerely,

                                        /s/  Irene T. Jewell
  Irene T. Jewell